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                                                                     EXHIBIT 3.2

                                   BY-LAWS OF

                           BOTETOURT BANKSHARES, INC.
                           --------------------------

                               ARTICLE I - OFFICES
                               -------------------

The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS
                      ------------------------------------

Section 1 - Annual Meetings:
---------------------------

The annual meeting of the shareholders of the Corporation shall be held during each fiscal year of the corporation, pursuant to lawful call by the Board of Directors, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:
----------------------------

Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or as otherwise provided by the provisions of the Virginia Stock Corporation Act, as amended from time to time (the "Corporation Act").

Section 3 - Place of Meetings:
-----------------------------

All meetings of shareholders shall be held at the principal offices of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:
------------------------------

(a) Written notice of each meeting of shareholders, whether annual or special, stating the date, time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall contain such provisions, notices and materials as are required under the Corporation Act. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the share transfer nooks of the Corporation, unless the shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.


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(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:
------------------

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitle to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have not effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:
------------------

(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shared entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, as to any corporate action taken at meach meeting of shareholders other than the election of directors, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing and such proxy shall be effective when received by the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein length of time it is to continue in force.

(d) Any action or resolution in writing, signed by all of the shareholders entitled to cote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous cote at a duly called meeting of shareholders. The action of resolution shall be evidenced by one or more written consents describing the action taken or setting forth the resolution and shall be delivered to the Secretary of the Corporation for inclusion in the minutes of filing with the corporate records. Any action taken or resolution adopted by unanimous written consent shall be effective according to its terms


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when all consents are in the possession of the Secretary of the Corporation or as of the date provided therein provided the consent states the date of execution by each shareholder.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1 - Number, Election and Term of Office:
-----------------------------------------------

(a) The number of the directors of the Corporation shall be nine, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than six.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who must be shareholders , shall be elected by a plurality of the votes cast, at a meeting of shareholders, by the holders of shares entitled to vote in the election. Each outstanding share entitled to vote in the election is entitled to one vote for as many persons as there are directors to be elected at that time.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until her prior death, resignation or removal.

Section 2 - Duties and Powers:
-----------------------------

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation of by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:
-----------------------------------------------

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:
------------------------------------

(a) Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or the President, at such time and place as may be specified in the respective notices or waivers of notice thereof.


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(b) Notice of special meeting shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, of shall be delivered to him personally or give to him orally, not later that the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as require by
Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meetings shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:
--------------------

The Board of Directors shall elect a Chairman at each annual meeting of the Board of Directors. The position of Chairman of the Board of Directors shall not be held by any officer of the Corporation and shall not himself be considered an officer of the Corporation. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:
-----------------------------------

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:
----------------------------

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number share of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Vacancies:
---------------------

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (except a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors,


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though less than a quorum, at any regular meeting or special meeting of the
Board of Directors called for that purpose.

Section 9 - Resignation:
-----------------------

Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:
--------------------

Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose.

Section 11 - Salary:
-------------------

Salaries shall be paid to the directors, from time to time, as may be fixed by resolution of the Board of Directors, provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12 - Contracts:
----------------------

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:
-----------------------

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committed and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.


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                              ARTICLE IV - OFFICERS
                              ---------------------

Section 1 - Number, Qualifications, Election and Term of Office:
---------------------------------------------------------------

(a) The officers of the Corporation shall consist of a President, a Secretary, a cashier, and such other officers, including one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:
-----------------------

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:
-------------------

Any officer may be removed, either with or without cause and a successor elected by the Board at any time.

Section 4 - Vacancies:
---------------------

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:
------------------------------

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation unless another chief executive officer is designated by the Board of Directors.

Section 6 - Sureties and Bonds:
------------------------------

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


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Section 7 - Shares of Other Corporations:
----------------------------------------

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

                           ARTICLE V - SHARES OF STOCK
                           ---------------------------

Section 1 - Certificate of Stock:
--------------------------------

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the Corporation's name and that it is organized under the laws of the Commonwealth of Virginia, the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Cashier, Secretary, or any Assistant Secretary, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of script in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:
------------------------------------------

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnity the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:
-------------------------------

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the


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authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:
-----------------------

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, tile day on which the meeting is held, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                            ARTICLE VII - FISCAL YEAR
                            -------------------------

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL
                          -----------------------------

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


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                             ARTICLE IX - AMENDMENTS
                             -----------------------

Section 1 - by Shareholders:
---------------------------

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to cote in the election of directors.

Section 2 - By Directors:
------------------------

Unless otherwise proscribed by the Articles of Incorporation or the Corporation Act, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation by majority vote of the Board of Directors.

                           ARTICLE X - INDEMNIFICATION
                           ---------------------------

The Corporation shall indemnify its directors and officers in the manner, against the matters and to the full extent provided and permitted by Section 13.1-697 of the Corporation Act.

The undersigned certify the foregoing by-laws have been adopted as the by-laws of the Corporation, in accordance with the requirements of the Corporation Act.

Dated: January 17, 1997


                                                          ----------------------
                                                                 Secretary


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